UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

U.S. Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Additional Information Regarding U.S. Bancorp’s Annual Meeting of Shareholders to be Held on Tuesday, April 21, 2020

U.S. Bancorp issued the following press release on March 19, 2020, which relates to its proxy statement dated March 10, 2020, and furnished to its shareholders in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020. This supplement should be read in conjunction with U.S. Bancorp’s proxy statement dated March 10, 2020.

News Release

U.S. Bancorp to move to virtual-only annual shareholder meeting for 2020

MINNEAPOLIS, MN (March 19, 2020) — U.S. Bancorp announced today that its 2020 annual meeting of shareholders will be held virtually, moving away from an in-person event due to the evolving nature of the COVID-19 pandemic.

Virtual meeting date: Tuesday, April 21, 2020

Virtual meeting time: 10 a.m. to 11 a.m. CT

Virtual meeting link: www.virtualshareholdermeeting.com/USB2020

Shareholders of record at the close of business on February 25, 2020, are invited to vote their shares and register for the meeting at proxyvote.com using the instructions provided with their proxy materials that were issued beginning March 10. Shareholders may submit questions in advance when they register for the meeting, and they also will have the opportunity to submit questions during the virtual event using the directions on the meeting website that day. All shareholders will need their control number to vote or ask questions; that number can be found on the proxy cards, voting instruction forms or other notices they received previously. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual event.

Technical assistance will be available for those attending the meeting.

About U.S. Bancorp

U.S. Bancorp, with more than 70,000 employees and $495 billion in assets as of December 31, 2019, is the parent company of U.S. Bank National Association, the fifth-largest commercial bank in the United States. The Minneapolis-based bank blends its relationship teams, branches and ATM network with mobile and online tools that allow customers to bank how, when and where they prefer. U.S. Bank is committed to serving its millions of retail, business, wealth management, payment, commercial and corporate, and investment services customers across the country and around the world as a trusted financial partner, a commitment recognized by the Ethisphere Institute naming the bank one of the 2020 World’s Most Ethical Companies. Visit U.S. Bank at www.usbank.com or follow on social media to stay up to date with company news.

Investor contact: Jennifer Thompson, U.S. Bancorp Investor Relations
jen.thompson@usbank.com, 612.303.0778, @usbank_news

Media contact: Rebekah Fawcett, U.S. Bancorp Public Affairs and Communications
rebekah.fawcett@usbank.com, 612.303.9986, @usbank_news